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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                MASCO CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


                 DELAWARE                                 38-1794485
 (State of Incorporation or Organization)   (I.R.S. Employer Identification No.)

           21001 VAN BORN ROAD
                TAYLOR, MI                                 48180
 (Address of Principal Executive Offices)                (Zip Code)


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
If this form relates to the registration of a class of     If this form relates to the registration of a class of
securities pursuant to Section 12(b) of the Exchange Act   securities pursuant to Section 12(g) of the Exchange Act
and is effective pursuant to General Instruction A.(c),    and is effective pursuant to General Instruction A.(d),
please check the following box. |X|                        please check the following box. | |

Securities Act registration statement file number to which this form relates: 333-58034 and 333-40122
                                                                              -----------------------
                                                                              (If applicable)


Securities to be registered pursuant to Section 12(b) of the Act:



                   Title of Each Class                                 Name of Each Exchange on Which
                   to be so Registered                                 Each Class is to be Registered
                   -------------------                                -----------------------------------
      Zero Coupon Convertible Senior Notes Due 2031                         New York Stock Exchange

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Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)

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     Item 1:   Description of Registrant's Securities to be Registered

         The description of the Zero Coupon Convertible Senior Notes Due 2031 of the Registrant registered hereunder presented under the caption "Description of the Notes" in the Prospectus Supplement, initially filed with the Securities and Exchange Commission (the "SEC") pursuant to Rule 424(b)(2) under the Securities Act of 1933 on July 16, 2001, as amended on July 18, 2001, to the Prospectus of the Registrant contained in its effective Registration Statements on Form S-3 (Registration Nos. 333-40122 and 333-58034) as amended, is hereby incorporated by reference.

     Item 2:   Exhibits

EXHIBIT
NUMBER         DESCRIPTION
-------        -----------

     3.1       Form of our Restated Certificate of Incorporation, as amended.

     3.2 Our By-Laws (Incorporated by reference to the Exhibits filed with Masco Corporation's Annual Report on Form 10-K for the year ended December 31, 1998).
     4.1 Rights Agreement dated as of December 6, 1995 between us and The Bank of New York, as Rights Agent, and Amendment No. 1 dated September 23, 1998 (Incorporated by reference to Exhibit 4.b of Masco Corporation's Annual Report on Form 10-K for the year ended December 31, 2000).
     4.2 Form of Indenture between us and the Bank One Trust Company, National Association, as trustee, relating to our debt securities (Incorporated by reference to Exhibit 4.2 to our Registration Statement on Form S-3, File No.333-58034, filed with the Securities and Exchange Commission).
     4.3 Form of First Supplemental Indenture to the Indenture between us and the Bank One Trust Company, National Association, as trustee, relating to the Zero Coupon Convertible Senior Notes due July 20, 2031.







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                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                       Masco Corporation


                                       By: /s/ Eugene A. Gargano, Jr.
                                           ------------------------------------
                                           Name:   Eugene A. Gargano, Jr.
                                           Title:  Vice President and Secretary


Date: July 18, 2001







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                                  EXHIBIT INDEX



EXHIBIT
NUMBER         DESCRIPTION
-------        -----------

     3.1       Form of our Restated Certificate of Incorporation, as amended.

     3.2 Our By-Laws (Incorporated by reference to the Exhibits filed with Masco Corporation's Annual Report on Form 10-K for the year ended December 31, 1998).

     4.1 Rights Agreement dated as of December 6, 1995 between us and The Bank of New York, as Rights Agent, and Amendment No. 1 dated September 23, 1998 (Incorporated by reference to Exhibit 4.b of Masco Corporation's Annual Report on Form 10-K for the year ended December 31, 2000).

     4.2 Form of Indenture between us and the Bank One Trust Company, National Association, as trustee, relating to our debt securities (Incorporated by reference to Exhibit 4.2 to our Registration Statement on Form S-3, File No.333-58034, filed with the Securities and Exchange Commission).

     4.3 Form of First Supplemental Indenture to the Indenture between us and the Bank One Trust Company, National Association, as trustee, relating to the Zero Coupon Convertible Senior Notes due
               July 20, 2031.





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